THIS  SUPPLEMENTAL  INDENTURE  is  made  as  of the      day of March, 1998
                                                         ----

B E T W E E N:

     CHAMPION COMMUNICATION SERVICES,
     INC., a corporation formed under the laws of the State of Deleware,

     (hereinafter called the "Company")

                                                               OF THE FIRST PART

      - and -

      EQUITY TRANSFER SERVICES INC., a
      corporation incorporated under the laws of the Province of Ontario,

      (hereinafter called the "Warrant Agent")

                                                              OF THE SECOND PART

      WHEREAS the Company and the Warrant Agent have entered into a warrant indenture made as of the 25th day of September, 1996 (the "Warrant Indenture") which provided for the issuance by the Company of up to 811,000 warrants of the Company (the "Warrants"), each such Warrant currently exercisable at a purchase price of $5.00 for 1 common share of the Company;

      AND WHEREAS none of the Warrants have been exercised;

      AND WHEREAS the parties hereto wish to execute this supplemental indenture for the purpose of extending the expiry date of the Warrants as provided for herein;

      NOW THEREFORE THIS SUPPLEMENTAL INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:


1.    The Purchase Warrant Indenture is hereby amended as follows:

     (a) to amend the definition of "Expiry Time" contained in section 1.1 of the Warrant Indenture to read as follows:

          "means 5:00 p.m. (Toronto time) on June 30, 1998.";

     (b) to amend the legend "EXERCISABLE BEFORE 5:00 P.M. (TORONTO TIME) ON MARCH 25, 1998" on page 1 of Schedule "A" to the Warrant Indenture to read as follows:

          "EXERCISABLE BEFORE 5:00 P.M. (TORONTO TIME) ON JUNE 30, 1998."; and

     (c) to replace the words "5:00 p.m. (Toronto time) on March 25, 1998 (the "Expiry Time") fully paid and non-assessable common shares ("Common Shares") in the capital of Champion Communication Services, Inc. (the "Company")" contained on page 1 of Schedule "A" to the Warrant Indenture with the following, "5:00 p.m. (Toronto time) on June 30, 1998 (the "Expiry Time") fully paid and non-assessable common shares ("Common Shares") in the capital of Champion Communication Services, Inc. (the "Company")".

     IN WITNESS WHEREOF the parties hereto have executed this supplemental indenture as of the date first above written.


                                                 CHAMPION COMMUNICATION
                                                 SERVICES, INC.



                                                 By:
                                                      --------------------------
                                                      Authorized Signing Officer



                                                 EQUITY TRANSFER SERVICES INC.



                                                 By:
                                                      --------------------------
                                                      Authorized Signing Officer